Exhibit 10.8

TAX PROTECTION AGREEMENT

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of [            , 2010], by and among American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), each Protected Partner identified as a signatory on Schedule I, as amended from time to time, each Guaranty Partner identified as a signatory on Schedule II, as amended from time to time, and each Non-Qualified Liability Partner identified as a signatory on Schedule III, as amended from time to time.

RECITALS

WHEREAS, the REIT desires to consolidate the ownership of a portfolio of properties currently owned, directly or indirectly, by certain entities, as set forth in the Formation Transaction Documentation.

WHEREAS, the Formation Transactions relate to the proposed initial public offering of the common stock of the REIT, par value $.01 per share, following which the REIT will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Code (as defined below); and

WHEREAS, as a condition to engaging in the Formation Transactions, and as an inducement to do so, the parties hereto are entering into this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

For purposes of this Agreement the following terms shall apply:

Section 1.1 “50% Termination” has the meaning set forth in Section 1.40.

Section 1.2 “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 1.3 “Agreement” has the meaning set forth in the preamble.

Section 1.4 “Approved Liability” means either:

(a) A liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes) with respect to which all of the following requirements are satisfied:

(i) the liability is secured by real property or other assets (the “Collateral”) owned directly or indirectly by the Operating Partnership (or by an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes);

(ii) on the date on which the Operating Partnership designated such liability as a Approved Liability, the fair market value (as reasonably determined in good faith by the Operating Partnership) of the Collateral was at least 140% times the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Approved Liabilities secured by such Collateral at such time, provided that if interest on such liability is not required to be paid at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default, provided, however, if notwithstanding the Operating Partnership’s commercially reasonable efforts, it is unable to make available the Guarantee Opportunities required by this Agreement, 130% shall be substituted for 140% as set forth above;

(iii) the liability constitutes “qualified nonrecourse financing” as defined in Section 465(b)(6) of the Code with respect to the Protected Partners;

(iv) other than guaranties by the Guaranty Partners, no other person has executed any guaranties with respect to such liability; and

(v) the Collateral does not provide security for another liability (other than another Approved Liability) that ranks senior to, or pari passu with, the liability described in clause (i) above.

For purposes of determining whether clause (ii) has been satisfied in situations where one or more potential Approved Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership);

(b) A liability of the Operating Partnership that

(i) is not secured by any of the assets of the Operating Partnership and is a general, recourse obligation of the Operating Partnership, and

(ii) is not provided by a lender that has an interest in the Operating Partnership or is related to the Operating Partnership within the meaning of Section 465(b)(3)(C) or the Code;

(c) Solely with respect to the Non-Qualified Liability Amount for each Non-Qualified Liability Partner, the applicable Non-Qualified Liabilities; or

(d) Any other indebtedness approved by the Partners’ Representative (or his successor or designee) in his sole and absolute discretion.

Section 1.5 “Closing Date” has the meaning assigned to it in the applicable Pre-Formation Transaction Documentation.

Section 1.6 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.7 “Collateral” has the meaning set forth in the definition of “Approved Liability.”

Section 1.8 “Debt Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

Section 1.9 “Debt Notification Event” means, with respect to an Approved Liability, any transaction in which such liability shall be refinanced, otherwise repaid (excluding for this purpose, scheduled payments of principal occurring prior to the maturity date of such liability), or guarantied by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guarantied by one or more partners of the Operating Partnership.

Section 1.10 “Exchange” has the meaning set forth in Section 2.1(b).

Section 1.11 “Formation Transaction Documentation” means all of the agreements and plans of merger and contribution agreements, substantially in the forms accompanying the Request for Consent and Private Placement Memorandum dated July [    ], 2010, pursuant to which all or a portion of the equity interests in certain specified entities are to be acquired by the REIT or the Operating Partnership, directly or indirectly, as part of the Formation Transactions.

Section 1.12 “Formation Transactions” means the transactions contemplated by this Agreement and the other Formation Transaction Documentation.

Section 1.13 “Fundamental Transaction” means a merger, consolidation or other combination of the Operating Partnership with or into any other entity, a transfer of all or substantially all of the assets of the Operating Partnership, any reclassification, recapitalization or change of the outstanding equity interests of the Operating Partnership, or a conversion of the Operating Partnership into another form of entity.

Section 1.14 “Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

Section 1.15 “Guarantied Liability” means any Approved Liability or Non-Qualified Liability that is guarantied, in whole or in part, by one or more Guaranty Partners or Non-Qualified Liability Partner, as applicable, in accordance with this Agreement.

Section 1.16 “Guaranty Partner” means: (i) each signatory on Schedule II attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Guaranty Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guaranty Partner in such OP Units; and (iii) with respect to a Guaranty Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.4 with respect to such Guaranty Partner, any person who (y) holds an interest in such Guaranty Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Guaranty Partner in its own gross income.

Section 1.17 “Guaranty Permissible Liability” means a liability with respect to which the lender permits a guaranty.

Section 1.18 “Guaranty Opportunity” has the meaning set forth in Section 2.4(b).

Section 1.19 “Make Whole Amount” means: (a) with respect to any Protected Partner that recognizes gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Protected Partner as a result of the receipt by a Protected Partner of a payment under Section 2.2 (the “Gross Up Amount”); provided, however, that the Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Protected Partner might have that would reduce its actual tax liability; and (b) with respect to any Guaranty Partner or Non-Qualified Liability Partner that recognizes gain as a result of a breach by the Operating Partnership of the provisions of Section 2.4 or Section 2.5 hereof, the sum of (i) the product of (x) the income and gain recognized by such Guaranty Partner or Non-Qualified Liability Partner by reason of such breach, multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Guaranty Partner or Non-Qualified Liability Partner as a result of the receipt by a Guaranty Partner or Non-Qualified Liability Partner of a payment under Section 2.4 or Section 2.5 (the “Debt Gross Up Amount”); provided, however, that the Debt Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Guaranty Partner or Non-Qualified Liability Partner might have that would reduce its actual tax liability. For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, (i) subject to clause (ii) below, any “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations § 1.704-3(a)(6) shall not be taken into account, and (ii) if, as a result of adjustments to the Gross Asset Value (as defined in the OP Agreement) of the Protected Properties pursuant to clause (b) of the definition of Gross Asset Value as set forth in the OP Agreement, all or a portion of the gain recognized by the Operating Partnership that would have been Section 704(c) gain without regard to such adjustments becomes or is treated as “reverse Section 704(c) gain” or Section 704(b) gain under Section 704 of the Code, then such gain shall continue to be treated as Section 704(c) gain;

provided that the total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount shall not exceed the initial Section 704(c) gain amount as of the Closing Date (whether or not equal to the estimated amount set forth on Exhibit B).

Section 1.20 “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2 and with respect to a Guaranty Partner or Non-Qualified Liability Partner who is entitled to receive payment under Section 2.4 or Section 2.5, the highest combined statutory Federal, state and local tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner, Guaranty Partner or Non-Qualified Liability Partner, as applicable (reduced, in the case of Federal taxes, by the deduction allowed for income taxes paid to a state or locality), for the taxable year in which the event that gave rise to such payment under Section 2.2, Section 2.4 or Section 2.5 occurred. Notwithstanding the foregoing, if a Protected Partner, Guaranty Partner or Non-Qualified Liability Partner demonstrates to the reasonable satisfaction of the Operating Partnership that such Protected Partner, Guaranty Partner or Non-Qualified Liability Partner, as applicable, is not entitled to a Federal income tax deduction for all or a portion of the income taxes paid to a state or locality, the Make Whole Tax Rate applicable to such Protected Partner, Guaranty Partner or Non-Qualified Liability Partner shall be reduced only by the deduction, if any, the Protected Partner, Guaranty Partner or Non-Qualified Liability Partner is entitled to take for such taxes.

Section 1.21 “Non-Qualified Liability” means each of the liabilities set forth on Exhibit D.

Section 1.22 “Non-Qualified Liability Amount” means the amount shown in the column labeled “Non-Qualified Liability Amount” for each Non-Qualified Liability listed below each Non-Qualified Liability Partner’s name in Exhibit E.

Section 1.23 “Non-Qualified Liability Period” means the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

Section 1.24 “Non-Qualified Liability Partner” means: (i) each signatory on Schedule III attached hereto, as amended from time to time; and (ii) any person who holds OP Units and who acquired such OP Units from another Non-Qualified Liability Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guaranty Partner in such OP Units.

Section 1.25 “OP Agreement” means the Agreement of Limited Partnership of American Assets Trust, L.P., as amended from time to time.

Section 1.26 “OP Units” means common units of partnership interest in the Operating Partnership.

Section 1.27 “Operating Partnership” has the meaning set forth in the preamble.

Section 1.28 “Partners’ Representative” means Ernest Rady and his executors, administrators or permitted assigns.

Section 1.29 “Pass Through Entity” means a partnership, grantor trust, or S corporation for Federal income tax purposes.

Section 1.30 “Permitted Disposition” means a sale, exchange or other disposition of OP Units (i) by a Protected Partner or Guaranty Partner: (a) to such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (b) to a trust for such Protected Partner or Guaranty Partner or such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (c) in the case of a trust which is a Protected Partner or Guaranty Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner or Guaranty Partner is a trustee; (e) in the case of any partnership or limited liability company which is a Protected Partner or Guaranty Partner, to its partners or members; and/or (f) in the case of any corporation which is a Protected Partner or Guaranty Partner, to its shareholders, and (ii) by a party described in clauses (a), (b), (c) or (d) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c) or (d); provided, that for purposes of the definition of Tax Protection Period, such Protected Partner or Guaranty Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

Section 1.31 “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

Section 1.32 “Protected Partner” means: (i) each signatory on Schedule I attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (iii) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2 with respect to such Protected Partner, any person who (y) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Protected Partner in its own gross income.

Section 1.33 “Protected Property” means each property identified on Exhibit A hereto and each property acquired in Exchange for a Protected Property as set forth in Section 2.1(b).

Section 1.34 “Representation, Warranty and Indemnity Agreement” means that certain Representation, Warranty and Indemnity Agreement, made and entered into as of [            ], 2010, by and amount the REIT, the Operating Partnership and Ernest Rady Trust U/D/T March 10, 1983, as amended.

Section 1.35 “Required Liability Amount” means, with respect to each Guaranty Partner, 110% of such Guaranty Partner’s estimated “negative tax capital account” as of the Closing Date, a current estimate of which is set forth on Exhibit C hereto for each such Guaranty Partner.

Section 1.36 “REIT” has the meaning set forth in the preamble.

Section 1.38 “Section 2.4 Notice” has the meaning set forth in Section 2.4(c).

Section 1.39 “Section 2.5 Notice” has the meaning set forth in Section 2.5(c).

Section 1.40 “Tax Protection Period” means the period commencing on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date; provided, however, that such period shall end with respect to any Protected Partner or Guaranty Partner to the extent that such Partner owns less than fifty percent (50%) of the OP Units originally received by the Protected Partner or Guaranty Partner in the Formation Transactions, disregarding the sale, exchange or other disposition of any such OP Units sold, exchanged or otherwise disposed of by the Protected Partner or Guaranty Partner in a Permitted Disposition (such an event, a “50% Termination”); provided further, however, that notwithstanding the forgoing, the Tax Protection Period will terminate for all Protected Partners and Guaranty Partners upon the later of the death of Ernest Rady and the death of his wife.

Section 1.41 “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a).

Section 1.42 “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

Section 1.43 “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II

TAX PROTECTIONS

Section 2.1 Taxable Transfers.

(a) Unless the Partners’ Representative expressly consents in writing to a Tax Protection Period Transfer (for the avoidance of doubt, no vote in favor of a Tax Protection Period Transfer by the Partners’ Representative or any of its Affiliates or by a Protected Partner, in each case in its capacity as owner shares of the REIT or OP Units, shall constitute consent), during the Tax Protection Period, the Operating Partnership shall indemnify the Protected Partners as set forth in Section 2.2 if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit (i) any Transfer of all or any portion of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property) in a transaction that would result in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code, or (ii) any Fundamental Transaction that would result in the recognition of taxable income or gain to any Protected Partner (a Fundamental Transaction and a Transfer, collectively a “Tax Protection Period Transfer”).

(b) Section 2.1(a) shall not apply to any Tax Protection Period Transfer of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property): (i) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this Article II in place of the exchanged Protected Property for the remainder of the Tax Protection Period; (ii) as a result of the condemnation or other taking of any Protected Property by a governmental entity in an eminent domain proceeding or otherwise, provided that the Operating Partnership shall use commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 or a tax-free reinvestment of proceeds under Section 1033, provided that in no event shall the Operating Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

(c) For any taxable Transfer of all or any portion of any property of the Operating Partnership which is not a Tax Protection Period Transfer, the Operating Partnership shall use commercially reasonable efforts to cooperate with the Limited Partners to minimize any taxes payable by the Limited Partners in connection with any such Transfers.

Section 2.2 Indemnification for Taxable Transfers.

(a) In the event of a Tax Protection Period Transfer described in Section 2.1(a), each Protected Partner shall, within 30 days after the closing of such Tax Protection Period Transfer, receive from the Operating Partnership an amount of cash equal to the estimated Make Whole Amount applicable to such Tax Protection Period Transfer. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within 90 days after the closing of the Tax Protection Period Transfer, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall promptly refund such excess to the Operating Partnership, but only to the extent such excess was actually received by such Protected Partner.

(b) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner under Section 2.1(a) shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in this Section 2.2, and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.1(a) or bring a claim against any person that acquires a Protected Property from the Operating Partnership in violation of Section 2.1(a).

Section 2.3 Section 704(c) Gains. A good faith estimate of the initial amount of Section 704(c) gain allocable to each Protected Partner as of the Closing Date of each OP Merger is set forth on Exhibit B hereto. The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time as required by Section 704(c) of the Code and the Regulations promulgated thereunder.

Section 2.4 Approved Liability Maintenance and Allocation.

(a) During the Tax Protection Period, the Operating Partnership shall: (1) maintain on a continuous basis an amount of Approved Liabilities at least equal to the Required Liability Amount; and (2) provide the Partners’ Representative, promptly upon request, with a description of the nature and amount of any Approved Liabilities that are available to be guarantied by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall not be required to maintain any amount of Approved Liabilities in excess of the aggregate Required Liability Amount of all Guaranty Partners.

(b) (i) During the Tax Protection Period, the Operating Partnership shall provide each Guaranty Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit F or otherwise in a form and manner that is reasonably acceptable to the Partners’ Representative, of one or more Approved Liabilities that are Guaranty Permissible Liabilities in an amount up to such Guaranty Partner’s Required Liability Amount (each such opportunity and each opportunity required by Section 2.4(c), Section 2.5(b), and Section 2.5(c), a “Guaranty Opportunity”), and (ii) after the Tax Protection Period, and for so long as a Guaranty Partner has not had a 50% Termination, the Operating Partnership shall use commercially reasonable efforts to make Guaranty Opportunities available to each Guaranty Partner, provided that in the case of this clause (ii), the Operating Partnership shall not be required to incur any indebtedness that it would not otherwise have incurred, as determined by the Operating Partnership in its reasonable discretion; provided, however, that in the case of clauses (i) and (ii) the aggregate amount of all guaranties required to be made available by the Operating Partnership for execution by all Guaranty Partners need not exceed the aggregate Required Liability Amount of all Guaranty Partners. The Operating Partnership shall have the discretion to identify the Approved Liability or Approved Liabilities that shall be made available for guaranty by each Guaranty Partner. Each Guaranty Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Guaranty Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guaranty to the applicable Guaranty Partners. Each Guaranty Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Guaranty Partner executes a guaranty, the Operating Partnership shall deliver a copy of such guaranty to the lender under the Guarantied Liability promptly after receiving such copy from the relevant Guaranty Partner.

(c) During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.4 Notice”) to each Guaranty Partner that may be affected thereby. The Section 2.4 Notice shall describe the Debt Notification Event and designate one or more Approved Liabilities that may be guarantied by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement in an amount equal to the amount of the refinanced or repaid Approved Liability that was guarantied by such Guaranty Partner immediately prior to the date of the refinancing or repayment. Any Guaranty Partner that desires to execute a guaranty following the receipt of a Section 2.4 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.4 Notice.

(d) Provided the Operating Partnership satisfies its obligations under Section 2.4(a), (b) and (c) of this Agreement, it shall have no liability to a Guaranty Partner under Section 2.4(e) for breach of Section 2.4, whether or not such Guaranty Partner accepts its Guaranty Opportunity. Furthermore, the Operating Partnership makes no representation or warranty to any Guaranty Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign tax law, and bears no responsibility for any tax liability of any Guaranty Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than a reallocation that results from any act or omission taken by the Operating Partnership or one of its Affiliates in violation of this Section 2.4 or an act or omission that is indemnifiable under Section 2.4(e) of this Agreement).

(e) If the Operating Partnership shall fail to comply with any provision of this Section 2.4, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Guaranty Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure. If it is determined that the true Make Whole Amount applicable to a Guaranty Partner exceeds the estimated Make Whole Amount applicable to such Guaranty Partner, then the Operating Partnership shall pay such excess to such Guaranty Partner within thirty (30) days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Guaranty Partner shall pay such excess to the Operating Partnership within thirty (30) days after the date of such determination, but only to the extent such excess was actually received by such Guaranty Partner.

(f) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Guaranty Partner for a breach or violation of the covenants set forth in Section 2.4 shall be a claim a claim against the Operating Partnership for the Make Whole Amount as set forth in Section 2.4(e), and no Guaranty Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.4.

(g) Notwithstanding any provision of this Section 2.4 to the contrary, to the extent a Guaranty Partner is also a Non-Qualified Liability Partner that has guaranteed Non-Qualified Liabilities pursuant to Section 2.5, the amount of such guaranteed liabilities shall be treated as the Operating Partnership’s satisfaction of that amount of its obligation to provide a Guaranty Opportunity under this Section 2.4, and such liabilities shall be treated as an Approved Liability for purposes of this Section 2.4, including for purposes of determining whether a Section 2.4 Notice and substitute Approved Liability are required.

Section 2.5 Non-Qualified Liability Maintenance and Allocation.

(a) During the Non-Qualified Liability Period, the Operating Partnership shall not repay any Non-Qualified Liability (excluding any scheduled payments of principal occurring pursuant to the terms of such Non-Qualified Liability) which has been guarantied by a Non-Qualified Liability Partner pursuant to Section 2.5(b) unless: (i) the Operating Partnership repays such Non-Qualified Liability with proceeds generated by its incurrence of other liabilities which each such Non-Qualified Liability Partner is offered an opportunity to guaranty; or (ii) the Partners’ Representative consents in writing to such repayment.

(b) During the Non-Qualified Liability Period, the Operating Partnership shall use commercially reasonable efforts to provide each Non-Qualified Liability Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit F or otherwise in a form and manner that is reasonably acceptable to the Partners’ Representative, of each Non-Qualified Liability listed below such Non-Qualified Liability Partner’s name in Exhibit E in an amount up to such Non-Qualified Liability Partner’s Non-Qualified Liability Amount. Each Non-Qualified Liability Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Non-Qualified Liability Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any Guarantied Liability to the applicable Non-Qualified Liability Partners. Each Non-Qualified Liability Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Non-Qualified Liability Partner executes a guaranty, the Operating Partnership shall deliver a copy of such guaranty to the lender under the Guarantied Liability promptly after receiving such copy from the relevant Non-Qualified Liability Partner.

(c) During the Non-Qualified Liability Period, if the Operating Partnership intends to repay any Non-Qualified Liability with proceeds generated by its incurrence of other liabilities as provided in Section 2.5(a)(i), the Operating Partnership shall provide at least thirty (30) days’ written notice (a “Section 2.5 Notice”) to each Non-Qualified Liability Partner that may be affected thereby. The Section 2.5 Notice shall describe which Non-Qualified Liability is being repaid and the nature and amount of the liability, if any, being incurred to repay such Non-Qualified Liability. The Operating Partnership shall use commercially reasonable efforts to make available to each affected Non-Qualified Liability Partner the opportunity to guaranty any such newly-incurred liability in the same manner as provided in Section 2.5(b) in an amount equal to the amount of the repaid Non-Qualified Liability that was guarantied by such Non-Qualified Liability Partner immediately prior to the date of the repayment. Any Non-Qualified Liability Partner that desires to execute a guaranty following the receipt of a Section 2.5 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.5 Notice.

(d) Provided the Operating Partnership satisfies its obligations under Section 2.5(a), (b) and (c) of this Agreement, it shall have no liability to any Non-Qualified Liability Partner for breach of Section 2.5, whether or not such Non-Qualified Liability Partner accepts its Guaranty Opportunity. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall have no liability to any Non-Qualified Liability Partner if the Operating Partnership is unable, despite its commercially reasonable efforts, to provide each Non-Qualified Liability Partner with the opportunity to guaranty a Non-Qualified Liability. Furthermore, the Operating Partnership makes no representation or warranty to any Non-Qualified Liability Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign tax law, and bears no responsibility for any tax liability of any Non-Qualified Liability Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than a reallocation that results from any act or omission taken by the Operating Partnership or one of its Affiliates in violation of this Section 2.5).

(e) If the Operating Partnership shall fail to comply with any provision of this Section 2.5, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Non-Qualified Liability Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure. If it is determined that the true Make Whole Amount applicable to a Non-Qualified Liability Partner exceeds the estimated Make Whole Amount applicable to such Non-Qualified Liability Partner, then the Operating Partnership shall pay such excess to such Non-Qualified Liability Partner within thirty (30) days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Non-Qualified Liability Partner shall pay such excess to the Operating Partnership within thirty (30) days after the date of such determination, but only to the extent such excess was actually received by such Non-Qualified Liability Partner.

(f) Notwithstanding any provision of this Agreement to the contrary, no Non-Qualified Liability Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.5.

Section 2.7 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by Section 5.08 of the Representation, Warranty and Indemnity Agreement.

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 3.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 3.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 3.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain form taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.6 Creditors. Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

Section 3.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.9 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the principles of conflicts of law.

Section 3.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

Section 3.11 Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 3.12 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

AMERICAN ASSETS TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

OPERATING PARTNERSHIP:

AMERICAN ASSETS TRUST, L.P.,
a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC.
a Maryland corporation, Its General Partner

By:
Name:
Title :

SIGNATURE PAGE TO TAX PROTECTION AGREEMENT

SCHEDULE I

PROTECTED PARTNERS

See attached.

SCHEDULE II

GUARANTY PARTNERS

See attached.

SCHEDULE III

NON-QUALIFIED LIABILITY PARTNERS

See attached.

EXHIBIT A

PROTECTED PROPERTIES

Property Name
Carmel Country Plaza
Carmel Mountain Plaza
Del Monte Center
ICW Plaza
Loma Palisades
Lomas Santa Fe Plaza
Waikele Center

Exhibit A-1

EXHIBIT B

ESTIMATED ALLOCATIONS OF SECTION 704(c) GAIN

See attached.

EXHIBIT C

REQUIRED LIABILITY AMOUNT

See attached.

EXHIBIT D

NON-QUALIFIED LIABILITIES

See attached.

EXHIBIT E

NON-QUALIFIED LIABILITY AMOUNT

See attached.

EXHIBIT F

FORM OF GUARANTY

See attached.